UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 858-8358

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Iowa Finance Authority (the “Issuer”) previously issued its currently outstanding Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds) (the “Existing Bonds”) in the aggregate principal amount of $68,155,000. The Existing Bonds were initially issued on April 15, 2021 in a public offering for the benefit of Gevo NW Iowa RNG, LLC (the “Company”), a subsidiary of Gevo, Inc. (“Gevo”) and remarketed on April 1, 2024, in connection with the Company’s biogas facility consisting of three anaerobic digester systems on dairy farms located in Iowa and related gas upgrade and transportation systems (collectively, the “Project”).

The Issuer has now issued $40,000,000 Solid Waste Facility Refunding Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2025A (the “Bonds”), under an Indenture of Trust, dated as of July 10, 2025, between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”). The proceeds of the Bonds were loaned to the Company pursuant to a Bond Financing Agreement, dated as of July 10, 2025 (the “Bond Financing Agreement”), between the Issuer and the Company, in order to provide funds, together with funds of the Company, to refund a portion of the Existing Bonds, finance a portion of the costs associated with the issuance of the Bonds and fund deposits to any accounts or funds as may be required under the financing documents.

Pursuant to a promissory note evidencing the Company’s obligations under the Bond Financing Agreement, the Company has promised to pay to the Issuer, on July 1, 2030, the principal amount of $13,835,000 for the Bonds with a 2030 maturity subject to redemption prior to stated maturity (the “2030 Bonds”), on July 1, 2036, the principal amount of $26,165,000 for the Bonds with a 2036 maturity subject to redemption prior to stated maturity (the “2036 Bonds”), and interest at the interest rates and at the times provided for the Bonds, which is 8.125% per annum for the 2030 Bonds and 8.500% per annum for the 2036 Bonds on each January 1 and July 1, commencing January 1, 2026.

The principal of and the interest on the Bonds is payable solely from (i) payments to be made by the Company to the Trustee pursuant to the Bond Financing Agreement, between the Company and the Issuer, (ii) all moneys received by the Issuer or the Trustee in respect of payment of the loan of the proceeds of the Bonds from the Issuer to the Company pursuant to the Bond Financing Agreement, (iii) all moneys and investments in the “Bond Fund” established and maintained by the Trustee pursuant to the Indenture and (iv) all income and profit from the investment of the foregoing moneys, excluding any payments received by the Issuer pursuant to rights of the Issuer to receive certain additional payments and reimbursements of expenses as set forth in the Bond Financing Agreement.

The Company’s obligations under the Bond Financing Agreement will be secured by, among other security, a mortgage of certain Project sites, an equity pledge as well as assignments of certain agreements and a lien on all right, title and interest of the Company in and to substantially all of its tangible and intangible personal property.

The Bond Financing Agreement was executed and delivered by the Company on July 10, 2025. The foregoing description of the Bond Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document. A copy of the Bond Financing Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 10, 2025, Gevo issued a press release announcing that it refinanced a portion of the outstanding Existing Bonds with the proceeds of the Bonds issued by the Issuer for the benefit of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1034, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Bond Financing Agreement, dated as of July 10, 2025, by and between Gevo NW Iowa RNG, LLC and the Iowa Finance Authority.
99.1	Press Release, dated as of July 10, 2025.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gevo agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: July 10, 2025	By:	/s/ E. Cabell Massey
	Name:	E. Cabell Massey
	Title:	Vice President, Legal and Corporate Secretary